Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-141259, 333-117047, 333-57194, 333-19101, 33-96542, 333-09081, 333-09875, 333-25475, 333-44433, 333-44441, 333-57103, 333-69029, 333-71133 and 333-80077) and in the Registration Statements on Form S-8 (Nos. 333-116437, 333-100244, 333-52478, 333-80081, 333-18275, 333-19831, 333-32661 and 333-44443) of Mack-Cali Realty Corporation of our report dated February 13, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 13, 2008